Exhibit 4.206

Execution Version

AMENDMENT NO. 4

TO

SERIES 2006-1 SUPPLEMENT

dated as of February 3, 2009

between

RENTAL CAR FINANCE CORP.,

an Oklahoma corporation

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

a New York banking corporation,

as Trustee

AMENDMENT NO. 4

TO SERIES 2006-1 SUPPLEMENT

This Amendment No. 4 to Series 2006-1 Supplement dated as of February 3, 2008 (“Amendment”), between Rental Car Finance Corp., an Oklahoma corporation (“RCFC”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee”) (RCFC and the Trustee are collectively referred to herein as the “Parties”).

RECITALS:

A.        RCFC, as Issuer, and the Trustee entered into that certain Amended and Restated Base Indenture dated as of February 14, 2007 (the “Base Indenture”);

B.        RCFC and the Trustee entered into that certain Series 2006-1 Supplement dated as of March 28, 2006 (the “Original Series 2006-1 Supplement”);

C.        RCFC and the Trustee entered into (i) that certain Amendment No. 1 to Series 2006-1 Supplement, dated as of February 14, 2007 (“Amendment No. 1”), (ii) that certain Amendment No. 2 to Series 2006-1 Supplement, dated as of May 23, 2007 (“Amendment No. 2”) and (iii) that certain Amendment No. 3 to Series 2006-1 Supplement, dated as of September 12, 2008 (“Amendment No. 3”; and the Original Series 2006-1 Supplement as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, the “Series 2006-1 Supplement”); and

D.        The Parties wish to amend and supplement the Series 2006-1 Supplement as provided herein pursuant to Section 8.7 thereof.

NOW THEREFORE, the Parties hereto agree as follows:

1.         Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Series 2006-1 Supplement and if not defined therein shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

2.	Amendments. The Series 2006-1 Supplement is hereby amended as follows:

(a)       The definition of “Eligible Manufacturer” in Section 2.1(b) of the Series 2007-1 Supplement is hereby amended by adding the words “with respect to Program Vehicles” immediately after the words “Eligible Manufacturer” in the first proviso in such definition.

(b)       The definition of “Maximum Non-Program Percentage” in Section 2.1(b) of the Series 2006-1 Supplement is hereby amended by deleting the words “seventy-five percent (75%)” in clauses (a) and (b) of such definition and replacing in substitution thereof the phrase “one hundred percent (100%)”.

(c)       By deleting Schedule 1 to the Series Supplement in its entirety and replacing such schedule with the Schedule 1 attached hereto as Exhibit A.

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3.         Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Series 2006-1 Supplement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Series 2006-1 Supplement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Series 2006-1 Supplement specifically referred to herein and any references in the Series 2006-1 Supplement to the provisions of the Series 2006-1 Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

4.         Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

5.         GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

6.         Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURES ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

RCFC:

RENTAL CAR FINANCE CORP.,

an Oklahoma corporation

By: __________________________

Pamela S. Peck
Vice President and Treasurer

TRUSTEE:

DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation

By:	_________________________
Name: _________________________
Title:	_________________________

By:	_________________________
Name: _________________________
Title:	_________________________

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Pursuant to Section 8.7 of the Series 2006-1 Supplement, Dollar Thrifty Automotive Group, Inc., Ambac Assurance Corporation, as Series 2006-1 Insurer, and Deutsche Bank Trust Company Americas, as Series 2006-1 Letter of Credit Provider, hereby consent to this Amendment as of the day and year first above written.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation

By:	_____________________

Name:     Pamela S. Peck

Title:	Vice President and Treasurer

AMBAC ASSURANCE CORPORATION, as Series 2006-1 Insurer

By: _________________________

Name:

Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Series 2006-1 Letter of Credit Provider

By: _________________________

Name:

Title:

By: _________________________

Name:

Title:

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Exhibit A

SCHEDULE 1

Schedule of Maximum Manufacturer Percentages of Group IV Vehicles

Eligible Manufacturer	Maximum Program Percentage*	Maximum Non-Program Percentage*

Chrysler	100%	(1)
Ford	100%	(1)
Toyota	100%	(1)
General Motors	100%	(1)
Honda	0%	(1)
Nissan	0%	(1)
Volkswagen	0%	(1)
Mazda	0%	Up to 25% (2)
Subaru	0%	Up to 10% (2) (3) (5)
Suzuki	0%	Up to 15% (2) (3) (5)
Mitsubishi	0%	Up to 10% (2) (3) (5)
Isuzu	0%	Up to 3% (2) (3) (5)
Kia	0%	Up to 10% (2) (4) (5)
Hyundai	0%	Up to 20% (2) (4) (5)
Daewoo	0%	Up to 3% (2) (4) (5)
BMW	0%	Up to 3% (2) (5) (6)
Jaguar	0%	Up to 3% (2) (5) (6)
Mercedes-Benz	0%	Up to 3% (2) (5) (6)

(1)

The combined percentage of Group IV Vehicles which are Non-Program Vehicles manufactured by Chrysler, Ford, Toyota, General Motors, Honda, Nissan, and Volkswagen shall not exceed the following percentages: (a) if the average of the Measurement Month Averages for any three Measurement Months during the twelve month period preceding any date of determination shall be less than eighty-five percent (85%), 0% or such other percentage amount (which will not be in excess of one hundred percent (100%) without the prior written consent of each Enhancement Provider) agreed upon by the Lessor and each of the Lessees, subject to Rating Agency Condition, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; and (b) at all other times, one hundred percent (100%) or such other percentage amount agreed upon by the Lessor and each of the Lessees, subject to the Rating Agency Condition and consent of each Enhancement Provider, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; provided, however, that any Program Vehicle that is redesignated as a Non-Program Vehicle solely because a Manufacturer Event of Default due to an Event of Bankruptcy having occurred with respect to the Manufacturer thereof shall be deemed to be a Program Vehicle for purposes of determining compliance with the Maximum Non-Program Percentage.

(2)

The combined percentage of Group IV Vehicles which are Non-Program Vehicles manufactured by Mazda, Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Hyundai, Daewoo, BMW, Jaguar, or Mercedes-Benz shall not exceed 60% of the Aggregate Asset Amount.

(3)	The combined percentage of Group IV Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi or Isuzu shall not exceed 20% of the Aggregate Asset Amount.
(4)	The combined percentage of Group IV Vehicles which are Non-Program Vehicles manufactured by Kia, Hyundai or Daewoo shall not exceed 30% of the Aggregate Asset Amount.
(5)

The combined percentage of Group IV Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Hyundai, Daewoo, BMW, Jaguar, or Mercedes-Benz shall not exceed 40% of the Aggregate Asset Amount.

(6)	The combined percentage of Group IV Vehicles which are Non-Program Vehicles manufactured by BMW, Jaguar or Mercedes-Benz shall not exceed 6% of the Aggregate Asset Amount.
*	As a percentage of the Group IV Collateral.

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